Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 29, 2010

KINGOLD JEWELRY, INC.
(Name of Registrant as specified in its charter)

Delaware	001-15819	13-3883101
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5 Huangpu Science and Technology Park
Jiang'an District
Wuhan, Hubei Province, PRC 430023
(011) 86 27 65660703
 (Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2010, the Board of Directors of the Registrant (the “Company”)  approved certain amendments to the Company’s Bylaws and adopted Amended and Restated Bylaws as set forth in Exhibit 3.1 to this Current Report on Form 8-K (the “Amended and Restated Bylaws”) as the Bylaws of the Company, effective immediately.

The Amended and Restated Bylaws, among other things, provide for (subject to the provisions of the General Corporation Law of the State of Delaware and the Company’s Certificate of Incorporation):

- the Board of Directors to consist of two or more members, and such number may be fixed, increased and decreased by the directors from time to time;

- Terms for directors continuing until their successors are elected and qualified or until their resignation and approval;

- Election of directors by a plurality vote of the votes cast by stockholders eligible to vote;

- Quorum for a meeting of stockholders constituting a majority of the voting power of stockholders eligible to vote present in person or by proxy at a meeting of stockholders;

- Approval of stockholder actions by a plurality vote of votes cast by stockholders;

- Stockholder action without a meeting by stockholders eligible to vote holding at least a majority of the voting power;

- Quorum for a meeting of the board of directors constituting a majority of the directors then in office;

- Approval or actions by the directors by a majority of the voting power of the directors present at a meeting at which quorum is present;

- the Board of Directors may approve by resolution that shares may also be uncertificated consistent with the DGCL in accordance with NASDAQ’s requirement enabling the Company to participate in the Direct Registration Program;

- Written action of the Board of Directors or any committee of the board if signed by all the members of the Board of Directors or committee; and

- Amendment, alternation and repeal of the Bylaws by the Board of Directors.

The foregoing description of the Company’s Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: September 29, 2010

KINGOLD JEWELRY, INC.

By:	/s/ Jia Zhi Hong
Name:	Jia Zhi Hong
Title:	Chief Executive Officer